Exhibit 99.1

Contact:

Matt Harper, Interim Chief Financial Officer

David Myers, Vice President, Investor Relations

(314)	810-3115

investor.relations@express-scripts.com

Express Scripts Reports Third Quarter 2013 Results

Increases 2013 Earnings Guidance

ST. LOUIS, October 24, 2013 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2013 third quarter net income from continuing operations attributable to Express Scripts shareholders of $442.2 million, or $0.54 per diluted share. Adjusted earnings per diluted share from continuing operations attributable to Express Scripts, as detailed in Table 4, were $1.08 for the third quarter. The quarter reflects a reduction in the income tax rate to adjust the full year rate to 38.5%, which resulted in a $0.01 increase in diluted earnings per share.

“We continue to be positive on the long-term outlook for our industry and our Company,” stated George Paz, chairman and chief executive officer. “As the healthcare landscape continues to evolve, we are well-positioned to help clients and members successfully navigate a rapidly-changing environment full of new rules and regulations. Our breadth of client solutions across traditional pharmacy benefit management, specialty management, and Medicare Part D is unparalleled in the industry.”

Third Quarter 2013 Review

•	Adjusted claims from continuing operations of 358.1 million, down 9% from the third quarter of 2012, including the expected roll-off of claims from UnitedHealth Group

•	Adjusted EBITDA from continuing operations attributable to Express Scripts of $1.7 billion, up 3% from the third quarter of 2012 - See Table 3

•	Adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim of $4.63, up 13% from the third quarter of 2012 - See Table 3

•	Interest income includes a contractual interest payment received from a client for $24.9 million that is excluded from adjusted earnings per diluted share - See Table 4

•	Adjusted effective income tax rate for continuing operations attributable to Express Scripts for the quarter of 37.9%, with the full year adjusted effective income tax rate for continuing operations attributable to Express Scripts expected to be approximately 38.5% - See Table 5

•	Net cash flow provided by operating activities from continuing operations was $1.0 billion for the quarter, up 31% from the third quarter of 2012

•	Repurchase of 11.6 million shares of common stock for $751.5 million during the quarter, leaving 51.3 million shares available under the current share repurchase program

2013 Guidance

The Company previously provided 2013 guidance on adjusted earnings per diluted share from continuing operations attributable to Express Scripts in the range of $4.26 to $4.34, or growth of 14% to 16% over 2012. Based on the Company’s performance and reduced tax rate, the Company is raising the low end of the range by $0.04. As such, the Company now anticipates achieving adjusted earnings per diluted share from continuing operations attributable to Express Scripts for 2013 in the range of $4.30 to $4.34, or 15% to 16% growth over 2012.

Due to delays in certain non-client integration activities, including the migration of all Medco’s legacy payment cycles to Express Scripts’ cycles, the Company has adjusted its 2013 cash flow guidance range to $4.0 billion to $4.5 billion from the previous range of $4.5 billion to $5.0 billion.

Adjusted earnings per diluted share from continuing operations attributable to Express Scripts for the fourth quarter is expected to be between $1.09 and $1.13.

Adjusted earnings per diluted share from continuing operations attributable to Express Scripts for 2013 exclude items as detailed in Table 6.

About Express Scripts

Express Scripts (NASDAQ: ESRX) manages more than a billion prescriptions each year for tens of millions of patients. On behalf of our clients – employers, health plans, unions and government health programs – we make the use of prescription drugs safer and more affordable. Express Scripts uniquely combines three capabilities – behavioral sciences, clinical specialization and actionable data – to create Health Decision ScienceSM, our innovative approach to help individuals make the best drug choices, pharmacy choices and health choices. Better decisions mean healthier outcomes.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2013 guidance and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on or about October 24, 2013 and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2013. A copy of these documents can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2013	2012	2013	2012
Revenues(*)	$25,915.6	$26,761.6	$78,317.4	$66,349.2
Cost of revenues (*)	23,921.4	24,658.7	72,246.0	61,335.0

Gross profit	1,994.2	2,102.9	6,071.4	5,014.2
Selling, general and administrative	1,118.7	1,282.2	3,348.5	3,127.2

Operating income	875.5	820.7	2,722.9	1,887.0

Other (expense) income:
Equity income from joint venture	6.3	5.1	23.1	9.4
Interest income	25.7	1.4	28.4	6.0
Interest expense and other	(127.4)	(155.2)	(470.4)	(461.6)

	(95.4)	(148.7)	(418.9)	(446.2)

Income before income taxes	780.1	672.0	2,304.0	1,440.8
Provision for income taxes	326.5	256.1	896.0	602.5

Net income from continuing operations	453.6	415.9	1,408.0	838.3
Net loss from discontinued operations, net of tax	(15.5)	(20.0)	(41.3)	(19.2)

Net income	438.1	395.9	1,366.7	819.1
Less: Net income attributable to non-controlling interest	11.4	4.5	24.0	10.3

Net income attributable to Express Scripts	$426.7	$391.4	$1,342.7	$808.8

Weighted average number of common shares outstanding during the period:
Basic	810.2	812.9	814.7	702.4
Diluted	822.9	829.6	828.0	718.9
Basic earnings per share:
Continuing operations attributable to Express Scripts	$0.55	$0.51	$1.70	$1.18
Discontinued operations attributable to Express Scripts	(0.02)	(0.02)	(0.05)	(0.03)
Net earnings attributable to Express Scripts	0.53	0.48	1.65	1.15
Diluted earnings per share:
Continuing operations attributable to Express Scripts	$0.54	$0.50	$1.67	$1.15
Discontinued operations attributable to Express Scripts	(0.02)	(0.02)	(0.05)	(0.03)
Net earnings attributable to Express Scripts	0.52	0.47	1.62	1.13
Amounts attributable to Express Scripts shareholders:
Income from continuing operations, net of tax	$442.2	$411.4	$1,384.0	$828.0
Discontinued operations, net of tax	(15.5)	(20.0)	(41.3)	(19.2)

Net income attributable to Express Scripts shareholders	$426.7	$391.4	$1,342.7	$808.8

(*)	Includes retail pharmacy co-payments of $2,966.5 million and $3,348.9 million for the three months ended September 30, 2013 and 2012, respectively, and $9,845.2 million and $8,364.6 million for the nine months ended September 30, 2013 and 2012, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

	September 30,	December 31,
(in millions)	2013	2012
Assets
Current assets:
Cash and cash equivalents	$1,722.3	$2,793.1
Restricted cash and investments	19.2	19.6
Receivables, net	5,112.4	5,425.8
Inventories	1,643.6	1,652.1
Deferred taxes	422.7	400.6
Prepaid expenses and other current assets	179.0	194.3
Current assets of discontinued operations	125.0	271.4

Total current assets	9,224.2	10,756.9
Property and equipment, net	1,629.2	1,632.1
Goodwill	29,306.3	29,320.4
Other intangible assets, net	14,525.9	16,037.9
Other assets	56.6	56.1
Noncurrent assets of discontinued operations	20.8	307.8

Total assets	$54,763.0	$58,111.2

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$6,459.7	$7,440.0
Accounts payable	2,573.4	2,898.9
Accrued expenses	1,496.7	1,632.9
Current maturities of long-term debt	631.6	934.9
Current liabilities of discontinued operations	64.8	150.7

Total current liabilities	11,226.2	13,057.4
Long-term debt	13,482.0	14,980.1
Deferred taxes	5,589.0	5,936.5
Other liabilities	746.3	692.9
Noncurrent liabilities of discontinued operations	0.4	48.6

Total liabilities	31,043.9	34,715.5

Stockholders’ Equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value per share; shares issued: 830.7 and 818.1, respectively; shares outstanding: 805.8 and 818.1, respectively	8.3	8.2
Additional paid-in capital	21,820.2	21,289.7
Accumulated other comprehensive income	15.4	18.9
Retained earnings	3,410.9	2,068.2

	25,254.8	23,385.0
Common stock in treasury at cost, 24.9 and zero shares, respectively	(1,552.5)	—

Total Express Scripts stockholders’ equity	23,702.3	23,385.0

Non-controlling interest	16.8	10.7

Total stockholders’ equity	23,719.1	23,395.7

Total liabilities and stockholders’ equity	$54,763.0	$58,111.2

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
(in millions)	2013	2012
Cash flows from operating activities:
Net income	$1,366.7	$819.1
Net loss from discontinued operations, net of tax	41.3	19.2

Net income from continuing operations	1,408.0	838.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,824.0	1,270.0
Deferred income taxes	(376.2)	(338.0)
Employee stock-based compensation expense	131.2	341.6
Other, net	25.8	43.7
Changes in operating assets and liabilities:
Accounts receivable	194.5	417.1
Inventories	8.6	(358.1)
Other current and noncurrent assets	37.3	31.5
Claims and rebates payable	(980.3)	(647.2)
Accounts payable	(320.5)	142.7
Other current and noncurrent liabilities	(109.3)	303.8

Net cash provided by operating activities - continuing operations	1,843.1	2,045.4
Net cash (used in) provided by operating activities - discontinued operations	(20.7)	9.3

Net cash flows provided by operating activities	1,822.4	2,054.7

Cash flows from investing activities:
Proceeds from sale of business	313.0	31.5
Purchases of property and equipment	(274.6)	(101.9)
Acquisitions, net of cash acquired	(14.5)	(10,326.0)
Other	(11.8)	(16.2)

Net cash provided by (used in) investing activities - continuing operations	12.1	(10,412.6)
Acquisitions, cash acquired - discontinued operations	—	42.4
Net cash used in investing activities - discontinued operations	(2.1)	(4.1)

Net cash provided by (used in) investing activities	10.0	(10,374.3)

Cash flows from financing activities:
Repayment of long-term debt	(1,773.7)	(2,710.6)
Treasury stock acquired	(1,552.5)	—
Net proceeds from employee stock plans	383.6	276.5
Excess tax benefit relating to employee stock compensation	23.2	30.4
Distributions paid to non-controlling interest	(18.0)	(5.3)
Proceeds from long-term debt, net of discounts	—	7,458.9
Repayment of revolving credit line, net	—	(1,000.0)
Proceeds from accounts receivable financing facility	—	600.0
Repayment of accounts receivable financing facility	—	(600.0)
Other	15.4	(103.2)

Net cash (used in) provided by financing activities - continuing operations	(2,922.0)	3,946.7

Net cash used in financing activities - discontinued operations	—	(1.3)

Net cash (used in) provided by financing activities	(2,922.0)	3,945.4

Effect of foreign currency translation adjustment	(4.5)	2.6
Less: cash decrease (increase) attributable to discontinued operations	23.3	(47.3)
Net decrease in cash and cash equivalents	(1,070.8)	(4,418.9)
Cash and cash equivalents at beginning of period	2,793.1	5,620.1

Cash and cash equivalents at end of period	$1,722.3	$1,201.2

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Claims Volume
Continuing operations:
Network	256.9	282.9	805.9	721.5
Home delivery and specialty (1)	34.6	38.0	106.6	90.5

Total claims	291.5	320.9	912.5	812.0

Total adjusted claims - continuing operations(2)	358.1	393.7	1,117.3	984.6

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$28.5	$85.5	$85.5
Cost of revenues depreciation	31.4	37.3	88.7	72.7
Selling, general and administrative depreciation	77.3	47.2	222.7	120.5
Selling, general and administrative amortization(3)	477.1	497.5	1,427.1	991.3

Total D&A - continuing operations	$614.3	$610.5	$1,824.0	$1,270.0

Generic Fill Rate
Network	81.6%	79.7%	81.6%	78.9%
Home delivery	74.8%	72.2%	74.5%	70.6%
Overall	80.8%	78.8%	80.7%	78.0%

Note: See Appendix for Footnotes

Table 2

Calculation of Express Scripts Holding Company Adjusted Gross Profit and SG&A - Continuing Operations

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Gross profit, as reported	$1,994.2	$2,102.9	$6,071.4	$5,014.2
Amortization of intangible assets (3)	28.5	28.5	85.5	85.5
Non-recurring transaction and integration costs (4)	56.8	21.8	137.9	33.7

Adjusted gross profit	$2,079.5	$2,153.2	$6,294.8	$5,133.4

Selling, general and administrative, as reported	$1,118.7	$1,282.2	$3,348.5	$3,127.2
Amortization of intangible assets (3)	477.1	497.5	1,427.1	991.3
Non-recurring transaction and integration costs (4)	130.8	167.6	346.2	574.6

Adjusted selling, general and administrative	$510.8	$617.1	$1,575.2	$1,561.3

Note: See Appendix for Footnotes

The Company is providing adjusted gross profit and adjusted selling, general and administrative expenses (both of which are non-GAAP financial measures), in each case, excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

Table 3

Express Scripts Holding Company EBITDA and Adjusted EBITDA Reconciliation

(in millions, except per claim data)

The following is a reconciliation of net income from continuing operations attributable to Express Scripts to EBITDA and adjusted EBITDA from continuing operations attributable to Express Scripts, and adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income from continuing operations, attributable to Express Scripts, as reported	$442.2	$411.4	$1,384.0	$828.0
Provision for income taxes	326.5	256.1	896.0	602.5
Depreciation and amortization	614.3	610.5	1,824.0	1,270.0
Interest expense, net	101.7	153.8	442.0	455.6
Equity income from joint venture	(6.3)	(5.1)	(23.1)	(9.4)

EBITDA from continuing operations, attributable to Express Scripts, as reported	1,478.4	1,426.7	4,522.9	3,146.7
Non-recurring transaction and integration costs (4)(*)	178.5	189.4	473.0	608.3

Adjusted EBITDA from continuing operations, attributable to Express Scripts	$1,656.9	$1,616.1	$4,995.9	$3,755.0
Total adjusted claims - continuing operations	358.1	393.7	1,117.3	984.6
Adjusted EBITDA from continuing operations, attributable to Express Scripts, per adjusted claim	$4.63	$4.10	$4.47	$3.81

Note: See Appendix for Footnotes

The Company is providing EBITDA and adjusted EBITDA from continuing operations attributable to Express Scripts excluding the impact of non-recurring charges (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

EBITDA from continuing operations attributable to Express Scripts is earnings before other income (expense), interest, taxes, depreciation and amortization, or alternatively calculated as operating income from continuing operations plus depreciation and amortization less non-controlling interest. EBITDA from continuing operations attributable to Express Scripts is presented because it is a widely accepted indicator of a company's ability to service indebtedness and is frequently used to evaluate a company's performance. EBITDA from continuing operations attributable to Express Scripts, however, should not be considered as an alternative to net income from continuing operations, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA from continuing operations attributable to Express Scripts may not be comparable to that used by other companies.

Adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim is a supplemental measurement used by analysts and investors to help evaluate overall operating performance. We have calculated adjusted EBITDA from continuing operations attributable to Express Scripts excluding certain charges recorded each year, as these charges are not considered an indicator of ongoing company performance. Adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim is calculated by dividing adjusted EBITDA from continuing operations attributable to Express Scripts by the adjusted claim volume for the period. This measure is used as an indicator of adjusted EBITDA attributable to Express Scripts performance on a per-unit basis. Adjusted EBITDA from continuing operations attributable to Express Scripts, and as a result, adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim, are each affected by the changes in claim volumes between retail and home delivery, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business.

*	Non-recurring transaction and integration costs presented in this table exclude $9.1 million for the three months and $11.1 million for the nine months ended September 30, 2013 related to depreciation which does not impact the calculation of EBITDA.

Table 4

Calculation of Express Scripts Holding Company Adjusted EPS from Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(per diluted share)
EPS from continuing operations attributable to Express Scripts, as reported	$0.54	$0.50	$1.67	$1.15
Non-recurring items:
Transaction and integration costs (4)	0.14	0.14	0.36	0.50
Interest payment(5)	(0.02)	—	(0.02)	—
Debt redemption costs (6)	—	—	0.05	—
Pre-close financing costs (7)	—	—	—	0.07
Discrete tax items (8)	0.05	—	0.04	0.06
Amortization of intangible assets (3)	0.37	0.39	1.11	0.90

EPS from continuing operations attributable to Express Scripts, adjusted	$1.08	$1.03	$3.21	$2.68

Note: See Appendix for Footnotes

The Company is providing EPS and adjusted EPS, which excludes the impact of certain non-recurring items and amortization of intangible assets (which is a non-GAAP financial measure) in order to compare the underlying financial performance to prior periods.

Table 5

Calculation of Express Scripts Holding Company Adjusted Effective Income Tax Rate for Continuing Operations

(in millions)

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	Income before income taxes	Provision for income taxes	Adjusted effective income tax rate	Income before income taxes	Provision for income taxes	Adjusted effective income tax rate
Income from continuing operations, as reported	780.1	326.5		2,304.0	896.0
Non-controlling interest	(11.4)	—		(24.0)	—

Total continuing operations attributable to Express Scripts, as reported	768.7	326.5		2,280.0	896.0
Non-recurring items:
Transaction and integration costs(4)	187.6	72.2		484.1	188.8
Interest payment (5)	(24.9)	(9.7)		(24.9)	(9.7)
Debt redemption costs(6)	—	—		68.5	26.9
Discrete tax items(8)		(38.7)		—	(29.7)
Amortization of intangible assets(3)	505.6	194.3		1,512.6	590.1

Total continuing operations attributable to Express Scripts, as adjusted	1,437.0	544.6	37.9%	4,320.3	1,662.4	38.5%

Note: See Appendix for Footnotes.

The Company is providing adjusted effective income tax rate for continuing operations attributable to Express Scripts excluding the impact of non-recurring items and amortization of intangible assets (which is a non-GAAP financial measure) in order to compare the underlying financial performance to prior periods.

Table 6

Express Scripts Holding Company 2013 Guidance Information

Estimated Year Ending December 31, 2013
	Current Guidance	Previous Guidance
Adjusted EPS from continuing operations attributable to Express Scripts*	$4.30 - $4.34	$4.26 - $4.34
Year over year growth	15% - 16%	14% - 16%
Total adjusted claims	Up 5-6% from 2012	Up 5-6% from 2012
Depreciation	$395 - $405 million	$410 - $425 million
Selling, general and administrative	Approximately 8% decline**	Approximately 8% decline
Non-controlling interest	$30 million	$25 million
Effective income tax rate on continuing operations	Approximately 38.5%	Approximately 38.8%
EBITDA from continuing operations attributable to Express Scripts per adjusted claim	Up 15-18% from 2012	Up 15-18% from 2012
Diluted weighted average shares outstanding during the period	Lower end of 825-835 million shares	Lower end of 825-835 million shares
Cash flow from continuing operations	$4.0 billion - $4.5 billion***	$4.5 billion - $5.0 billion
(*) GAAP items not included in guidance:
Amortization of intangible assets (9)	$1.50
Transaction, integration and other non-recurring costs (10)	To be determined

*	The full-year impact of transaction, integration and other non-recurring costs have yet to be determined. Accordingly, the Company is unable to include these charges in the list of GAAP items not included in guidance for 2013 revised adjusted EPS from continuing operations or to provide a reconciliation to the corresponding GAAP measure.
**	Selling, general and administrative expense is expected to decline approximately 8% from $2,338.2 million on an adjusted basis in 2012 (as recast for discontinued operations).
***	Due to delays in certain non-client integration activities, including the migration of Medco’s legacy payment cycles to Express Scripts’ cycles, the Company has adjusted its 2013 cash flow guidance range to $4.0 billion to $4.5 billion from the previous range of $4.5 billion to $5.0 billion.

Note: See Appendix for Footnotes

Appendix

Footnotes

(1)	Includes home delivery, specialty and other including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBMs' clients under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.
(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than retail claims.
(3)	Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($17.5 million and $17.6 million net of tax in 2013 and 2012, respectively) is included as a reduction to revenue for the three months ended September, 2013 and 2012. Intangible amortization of $85.5 million ($52.1 million and $51.2 million net of tax in 2013 and 2012, respectively) is included as a reduction to revenue for the nine months ended September 30, 2013 and 2012.

Other legacy Express Scripts intangible amortization of $10.2 million ($6.3 million net of tax) and $10.1 million ($6.3 million net of tax) is included in selling, general and administrative expense for the three months ended September 30, 2013 and 2012, respectively. Other legacy Express Scripts intangible amortization of $30.5 million ($18.6 million and $18.3 million net of tax in 2013 and 2012, respectively) is included in selling, general and administrative expense for the nine months ended September 30, 2013 and 2012, respectively.

Amortization of intangible assets related to the acquisition of Medco Health Solutions, Inc. (“Medco”) of $466.9 million ($287.5 million net of tax) and $487.4 million ($301.7 million net of tax) for the three months ended September 30, 2013 and 2012, respectively, is included in selling, general and administrative expense. Amortization of intangible assets related to the acquisition of Medco of $1,396.6 million ($851.8 million net of tax) and $960.8 million ($575.5 million net of tax) for the nine months ended September 30, 2013 and 2012, respectively, is included in selling, general and administrative expense.

(4)	Non-recurring transaction and integration costs include those costs directly related to the acquisition of Medco.

Costs of $56.8 million ($34.9 million net of tax) and $21.8 million ($13.5 million net of tax) primarily composed of integration-related activities, are included in gross profit for the three months ended September 30, 2013 and 2012, respectively. Costs of $137.9 million ($84.1 million net of tax) and $33.7 million ($20.2 million net of tax) primarily composed of integration-related activities, are included in gross profit for the nine months ended September 30, 2013 and 2012, respectively.

Appendix

Footnotes

Costs of $130.8 million ($80.5 million net of tax) and $158.9 million ($98.4 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense in the three months ended September 30, 2013 and 2012, respectively. Costs of $349.7 million ($213.3 million net of tax) and $565.9 million ($339.0 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense in the nine months ended September 30, 2013 and 2012, respectively.

The Company recorded a net benefit of $3.5 million ($2.1 million net of tax) within selling, general and administrative expenses for the nine months ended September 30, 2013 in conjunction with a final settlement related to the strategic decision to exit various businesses.

The Company recorded net charges of $8.7 million ($5.4 million and $5.0 million net of tax in the three months and nine months, respectively) within selling, general and administrative expenses for the three months and nine months ended September 30, 2012 in conjunction with the strategic decision to exit various businesses.

(5)	Interest income includes a contractual interest payment received from a client of $24.9 million ($15.2 million net of tax) for the three months and nine months ended September 30, 2013.
(6)	Debt redemption costs and write-off of deferred financing fees incurred for the early redemption of senior notes totaled $68.5 million ($41.6 million net of tax) and is included in interest expense in the nine months ended September 30, 2013.
(7)	Financing costs include fees related to the amortization of fees relating to the August 2011 bridge loan, commitment fees related to the August 2011 credit agreement and interest and fees on the senior notes issued in conjunction with the acquisition of Medco. Costs of $85.2 million ($51.0 million net of tax) are included in interest expense in the nine months ended September 30, 2012, respectively.
(8)	Provision for income taxes includes discrete tax charges for continuing operations of $38.7 million and $29.7 million for the three months and nine months ended September 30, 2013 due to changes in unrecognized tax benefits, the deferred tax implications of newly enacted state laws, and the deferred tax implications related to investments in certain foreign subsidiaries for which the Company expects to realize in the foreseeable future. Provision for income taxes includes discrete tax benefits of $1.3 million and discrete tax charges of $43.5 million for the three months and nine months ended September 30, 2012 due to changes in unrecognized tax benefits and the reversal of the deferred tax asset previously established for transaction-related costs that became nondeductible upon the consummation of the Merger.
(9)	2013 Adjusted EPS will exclude amortization of intangible assets.
(10)	2013 Adjusted EPS will exclude transaction, integration and other non-recurring costs as well as any gains recognized on the sale of businesses considered discontinued operations. The full-year impact of these costs have yet to be determined.